Exhibit 99.2

Q2 FY24 SHAREHOLDER LETTER

Fellow Shareholders, Our performance for Q2 FY2024 was robust, marked by significant double-digit year-over-year growth in both core revenue and Adjusted EBITDA. We’re pleased to report solid progress on our three near-term business priorities during Q2 FY2024: 1.Sustain the operational momentum and financial performance of our core businesses. Our Q2 FY2024 operating results, described below, demonstrate strong execution. We achieved 16% and 20% YoY growth in both core revenue and Adjusted EBTIDA, respectively, (including Inmarsat’s results in the prior year period and excluding non-recurring litigation benefits in both periods). 2.Rapid integration of the Inmarsat business. We have begun to leverage the scale of our global mobility services and achieve the economic benefits envisioned by the acquisition. We conducted a comprehensive review of our business as part of the integration and are ahead of schedule on realizing both operational and capital synergies, inclusive of actions announced subsequent to quarter end. 3.Sustain our growing mobility business and achieve positive free cash flow. Our existing satellite fleet and the 7 Ka-band satellites under construction are expected to support our multiyear growth objectives. We also expect the ViaSat-3 F1 satellite, while impaired, will fulfill its global mobility mission. We have also adjusted our capital budgets to reflect our increasing focus on global mobility, our multi-year financial growth plan, and our target of achieving positive free cash flow in the first half of CY2025 – as previously disclosed in a release dated October 12, 2023. Our growth outlook is described in the Outlook section – reiterating and further supporting our prior guidance. For Q2 FY2024, we earned revenue of $1.2 billion, an 85% YoY increase compared to revenue from continuing operations of $664 million in the prior year quarter. Net loss for the quarter was $767 million, compared to a $70 million loss from continuing operations in the prior year period. The increase in net loss was driven primarily by satellite and impairment charges, net, and, to a lesser extent, by higher interest expense, acquired intangible amortization and non-recurring acquisition-related expenses. The impairment of ViaSat-3 F1 and a total loss of Inmarsat-6 F2, along with work stoppage and write down of the ViaSat-4 program, collectively resulted in a capital asset balance sheet reduction of $1.6 billion, resulting in a $900 million primarily non-cash charge after taking into account expected insurance proceeds and other related charges. Adjusted EBITDA in Q2 FY2024 reached $486 million, an increase of 210% compared to Adjusted EBITDA from continuing operations in Q2 FY2023. During the quarter, we recognized non-recurring revenue and an Adjusted EBITDA benefit of $95 million and $86 million, respectively, associated with a litigation settlement. In addition, our Q2 FY2024 results included a full quarter of contribution from Inmarsat. Excluding the non-recurring litigation settlement impact (this year as well as a similar benefit in the prior year period) and including Inmarsat’s results in the prior year period, YoY revenue and Adjusted EBITDA growth for the combined companies in the quarter would have been 16% and 20%, respectively. Inmarsat’s stand-alone performance for the quarter ended September 30, 2023, was strong, with top line revenue of $427 million, a 16% YoY increase, and estimated Adjusted EBITDA of approximately $250 million, a 10% YoY increase. As a reminder, substantially all of Inmarsat’s former aviation, maritime and enterprise business units are included in our Satellite Services segment, while their former government business unit is included in Government Systems. We are sustaining and building momentum in our mobility businesses, including the addition of Malaysia Airlines and Korean Air as new IFE/IFC customers during the quarter. Revenue visibility for the remainder of FY2024 and into FY2025 is supported by $1.0 billion of awards during the quarter, a 15% YoY increase from continuing operations, and $3.6 billion of backlog at quarter end. The growth in awards was primarily due to the inclusion of Inmarsat’s awards in the current year period. We were also successful in expanding our IDIQ contract portfolio with key wins in our Government Systems segment in programs covering a wide range of space-based technologies and capabilities. We exited the quarter with a very strong liquidity position of over $3.3 billion, which includes $1.96 billion of cash. Sequentially, net leverage decreased to approximately 3.7x estimated combined LTM Adjusted EBITDA as of Q2 FY2024, a 0.2x sequential improvement, and substantially favorable to plan at the time the Inmarsat acquisition was announced.

Subsequent to quarter end, we re-aligned our organization to capture the best of Viasat and Inmarsat to support our focus on, and growth in, global mobility. That included a workforce reduction of 800 people and consolidating space and ground infrastructure, as well as customer-facing organizations. We expect to realize $100 million in annualized cash operating savings by the beginning of FY2025. This is favorable to, and would be more than two years faster than, the operating and capital synergies originally targeted when the Inmarsat acquisition was announced. Our target at that time was $80 million annual operating run-rate savings by the third year after the close of the transaction. Our satellite manufacturer and antenna supplier have made significant progress in determining the root cause of the ViaSat-3 F1 deployment anomaly. The rest of the spacecraft and payload are performing nominally, or better. Detailed analyses of the antenna status indicate we can obtain sufficient bandwidth, speed and coverage, combined with our existing and planned fleet, and partner space resources, to support our growing global mobility business. Even at less than 10% of its original design capacity, the design of ViaSat-3 F1 allows its available capacity to be allocated flexibly across an expanded coverage area. The anomaly does significantly impact the U.S. residential fixed broadband business, which will remain a smaller portion of current revenue until new capacity can be allocated. Eventually ViaSat-3 F2 or ViaSat-3 F3 will replace ViaSat-3 F1 over the Americas given the opportunities in that market, and the combination of ViaSat-3 F1 with the space assets available in other markets. The ViaSat-3 F3 antennas use a different design from a different supplier. It has a launch contract for the fourth quarter of calendar 2024 (about 1 year away) – and is not affected by the anomaly. We expect the ViaSat-3 F1 anomaly investigation will conclude next week and will include recommended corrective actions for ViaSat-3 F2. The details of the corrective actions will drive the launch schedule. We expect to make insurance claims for both ViaSat-3 F1 and Inmarsat-6 F2 before the end of calendar 2023. As indicated above, we are also reporting today that we are stopping work on the ViaSat-4 satellite, consistent with our focus on operating and capital budgeting efficiency, free cash flow and commercial and government global mobility. ViaSat-4 was designed in the context of Viasat’s standalone growth plan, which included a significantly higher mix of fixed broadband. With Inmarsat we have a broader set of existing and planned space assets and a greater focus on mobility and government. Much of the technology investment made in ViaSat-4 is expected to be applicable to next generation mobility satellites. Continued execution on the business priorities outlined above will make us stronger financially and operationally to capitalize on our enhanced position as a leading product, technology and services provider across a diverse set of global mobility markets, including IFC, government, business aviation and enterprise maritime. Each of these markets has attractive growth characteristics and specific customer profiles. In addition to the enhanced scale Inmarsat provides, our competitive position has been strengthened by our multi-band capabilities, diversified space network, extensive global distribution network, and depth of bandwidth with redundant coverage. Given the progress across our mobility and government businesses, the operational synergies expected through integration, the fleet synergies and satellite performance models reflected in our projected capital expenditures – including the expected utility of ViaSat-3 F1 and the decision to repurpose ViaSat-4 technology for future satellite needs—we continue to anticipate growth in revenue and Adjusted EBITDA in FY2024 and FY2025, and beyond, as well as achieving our positive free cash flow inflection point in the first half of calendar 2025, as more fully described in the Outlook section of this letter.

Q2 FY2024 Financial Results

- Revenue of $1.2 billion in Q2 FY2024 was up 85% compared to revenue from continuing operations of $664 million in Q2 FY2023. Inmarsat's full quarter revenue contribution was $427 million, reflecting YoY growth of 16%
- Net loss of $767 million for Q2 FY2024 increased materially compared to the net loss from continuing operations of $70 million from the prior year, due primarily to $900 million of net write-down charges related to ViaSat-3 F1, Inmarsat-6 F2 and ViaSat-4. The $900 million net impairment charge consisted of $1.6 billion of asset write downs – of which $350 million was capitalized interest – and recognition of certain contract liabilities, partially offset by gains associated with the expected insurance proceeds for ViaSat-3 F1 and Inmarsat-6 F2
- Adjusted EBITDA for the quarter was $486 million, an increase of 210% YoY from Adjusted EBITDA from continuing operations. Inmarsat's estimated full quarter Adjusted EBITDA contribution was approximately $250 million reflecting YoY growth of about 10%. Viasat's results were driven primarily by the Inmarsat acquisition, strong demand for commercial IFC services and strength in our government security product suite
- Government Systems, excluding Inmarsat's contribution, had another exceptional quarter with a 22% YoY increase in revenue from continuing operations – primarily from significant demand for information assurance products
- Excluding Inmarsat's contribution and the non-recurring impact of the litigation settlement, Commercial Networks revenue also grew strongly, up 39% YoY primarily from another strong quarter for antenna system products
- Satellite Services revenue, excluding Inmarsat's contribution, was 2% higher YoY with growth from commercial air IFC services offsetting fixed broadband declines as we continue to reallocate bandwidth to mobility customers
- Net leverage declined sequentially to approximately 3.7x estimated combined LTM Adjusted EBITDA[2]

AWARDS
$ in millions



Discontinued Ops
Continuing Ops
$1,115
$617
$699
$803
$1,019
Q2 FY23
Q3 FY23
Q4 FY23
Q1 FY24
Q2 FY24

REVENUE
$ in millions



Discontinued Ops
Continuing Ops
$745
$714
$666
$780
$1,225
Q2 FY23
Q3 FY23
Q4 FY23
Q1 FY24
Q2 FY24

OPERATING INCOME (LOSS)
$ in millions



Discontinued Ops
Continuing Ops
$27.0
($17.5)
($72.7)
($41.5)
($804.7)
Q2 FY23
Q3 FY23
Q4 FY23
Q1 FY24
Q2 FY24

NET INCOME (LOSS)
$ in millions



Discont. Ops incl. Gain on TDL Sale
Continuing Ops
$1,196.8
($48.2)
($42.2)
($77.0)
($767.2)
Q2 FY23
Q3 FY23
Q4 FY23
Q1 FY24
Q2 FY24

ADJ. EBITDA[1]
$ in millions



Discont. Ops incl. Gain on TDL Sale
Continuing Ops
$1,786
$486
$188
$139
$183
Q2 FY23
Q3 FY23
Q4 FY23
Q1 FY24
Q2 FY24

BACKLOG
$ in millions



Discontinued Ops
Continuing Ops
$3,849
$3,644
$2,370
$2,228
$1,659
Q2 FY23
Q3 FY23
Q4 FY23
Q1 FY24
Q2 FY24

Shareholder Letter | Q2 Fiscal Year 2024 3

Government Systems


AWARDS, REVENUE AND ADJ. EBITDA[1]
$ in millions
Discontinued Ops
Continuing Ops
$567
$380
$264
$365
$76
$118
Awards
Revenue
Adj. EBITDA
Q2 FY23
Q2 FY24


BACKLOG AND UNAWARDED IDIQ
$ in millions
Discontinued Ops
Continuing Ops
$6,526
$3,394
$1,188
$1,024
Backlog
Unawarded IDIQ
Q2 FY23
Q2 FY24

Segment Highlights

- Awarded Proliferated Low Earth Orbit Satellite-Based Services contract by the U.S. Space Force as part of their $900 million IDIQ program. Viasat plans to utilize small satellite technology including GSO and NGSO satellites to enable a comprehensive managed end-to-end SATCOM solution
- Selected by the Air Force Lifecycle Management Center to join the Architecture and Integration Directorate's $900 million IDIQ contract vehicle for broad technology prototyping and multi-domain system development
- Launched the Black ICE Software Defined Radio family of modem solutions, enabling the integration of commercial off-the-shelf and custom waveforms, and supporting secure data transmission for mission-critical operations
- Completed evaluation for Top Secret classification by the U.K. National Cyber Security Centre on our next-generation DARC-ssd 600 data-at-rest cryptography solid state drive (SSD), becoming the only hardware encrypted SSD using the industry-standard interface and form factor to attain this status

Awards

In Q2 FY2024, awards grew 11% YoY to $380 million compared to awards from continuing operations in the prior year period. The primary growth drivers were the full quarter impact from the acquisition of Inmarsat and demand for tactical satcom radio products. Ending Q2 FY2024 backlog of $1.0 billion was a 71% increase compared to backlog from continuing operations of $600 million in Q2 FY2023. Our Unawarded IDIQ contract portfolio expanded considerably to $6.5 billion of unawarded potential contract value from $4.8 billion in Q1 FY2024.

Revenue

Government Systems Q2 FY2024 revenue was $365 million, an increase of 99% from Q2 FY2023 revenue from continuing operations. Product revenue grew 49% YoY with Type 1 high-speed network encryption products as the primary contributor. With the full quarter impact of the acquisition of Inmarsat, services revenue more than doubled YoY and reflects evolving the Government Systems portfolio more towards a recurring services operating model.

Adjusted EBITDA

Q2 FY2024 Adjusted EBITDA of $118 million more than doubled YoY compared to $44 million of Adjusted EBITDA from continuing operations in Q2 FY2023. The growth was a result of a full quarter contribution from Inmarsat alongside revenue flow through from information assurance products. The impact of a shift towards recurring services supported an Adjusted EBITDA margin of 32%, approximately 800 basis points higher compared to Q2 FY2023.



Shareholder Letter | Q2 Fiscal Year 2024 4

Satellite Services

AWARDS, REVENUE AND ADJ. EBITDA[1]
$ in millions


$308
$525
$301
$585
$92
$302
Awards
Revenue
Adj. EBITDA
Q2 FY23
Q2 FY24

REVENUE MIX
Annual and Quarterly Trends


20%
23%
12%
35%
45%
FY19
FY20
FY21
FY22
FY23
43%
47%
50%
65%
77%
Q2 FY23
Q3 FY23
Q4 FY23
Q1 FY24
Q2 FY24
U.S. Fixed Broadband
Aviation / Maritime / Enterprise / Other

SERVICE METRICS - KA BAND ONLY
End of period vessels and aircraft


2,170
18,960
19,310
Q2 FY23
Q1 FY24
Q2 FY24
Commercial Aviation
Business Aviation
Maritime

Segment Highlights

- Reached 77% of segment revenue driven by aviation, maritime, enterprise and other non-U.S. fixed broadband businesses, including a full quarter impact from Inmarsat and highlighting the evolving portfolio focused on higher value mobility services
- Announced several commercial air customer updates including Malaysia Airlines' selection of our IFE solution for its new Boeing 737-8 aircraft, Korean Air's selection of our IFC solution for its upcoming Airbus A321neo aircraft and additional orders for both IFE and IFC solutions on Porter Airlines' new Embraer E195-E2 aircraft
- Demonstrated a first-of-its-kind, global, open standards-based internet of things (IoT) service at The Things Conference in Amsterdam for a range of IoT and direct to device applications with partners Omnispace and Lacuna Space
- Recognized by the U.S. government at the 2023 G20 Summit, highlighting the importance of collaboration between companies to help close the gender digital divide and bring internet access to women in remote areas of the world

Revenue

In Q2 FY2024, Satellite Services revenue was $585 million, a 95% increase YoY. The revenue growth was driven by the full quarter impact of Inmarsat and higher demand for commercial air IFC services, which ended the quarter with 3,350 aircraft in service. Our broadening portfolio of mobility Ka band-enabled vessels and aircraft grew 2% sequentially compared to Q1 FY2024, the first quarter we reported the combined Ka enabled fleet from both Viasat and Inmarsat. We are confident in our ability to service the increasing mobility customer demands on our existing and upcoming satellite network, combined with ground network adaptations and third-party bandwidth agreements, even with the ViaSat-3 F1 impairment.

Adjusted EBITDA

Q2 FY2024 Satellite Services Adjusted EBITDA was $302 million, more than triple compared to Q2 FY2023. Adjusted EBITDA growth was driven primarily by the full quarter contribution from Inmarsat, the continued pace of commercial air IFC service activations and contingent consideration of $18 million associated with our acquisition of Euro Broadband Infrastructure Sàrl. In addition, as a result of the ViaSat-3 F1 impairment we proactively reduced related ground network rollout costs, resulting in a sequential cost savings. Adjusted EBITDA margin of 52% was largely due to the full quarter impact of Inmarsat services and the increasing scale of higher value commercial air IFC services, which compares to Adjusted EBITDA margin of 31% in Q2 FY2023.

Shareholder Letter | Q2 Fiscal Year 2024 5

Commercial Networks

AWARDS, REVENUE AND ADJ. EBITDA[1]
$ in millions



$240
$114
$180
$275
$21
$66
Awards
Revenue
Adj. EBITDA
Q2 FY23
Q2 FY24





Segment Highlights

- Nearing the completion of the ViaSat-3 F1 reflector anomaly investigation, which will lead to corrective actions that will be implemented on the ViaSat-3 F2 spacecraft. The ViaSat-3 F2 spacecraft is otherwise complete and awaiting reflector integration prior to commencing mechanical environmental testing
- Completed ViaSat-3 F3 spacecraft bus platform and payload integration, awaiting reflector delivery before beginning thermal vacuum testing. ViaSat-3 F3 uses a different antenna design and a different supplier than ViaSat-3 F1 and is expected to be unaffected by the ViaSat-3 F1 antenna anomaly
- Expect to file insurance claims for Inmarsat-6 F2 and ViaSat-3 F1, which have $349 million and $421 million of coverage, respectively, by the end of the calendar year
- Reached litigation settlement in Q2 FY2024 resulting in non-recurring product revenue benefit of $95 million and Adjusted EBITDA benefit of $86 million as well as ongoing licensing and royalty payments

Awards

Q2 FY2024 Commercial Networks awards decreased 52% YoY due primarily to the timing of several large program orders from our antenna systems and satellite networking product lines. Backlog ended the quarter at $689 million.

Revenue

In Q2 FY2024, Commercial Networks revenue was $275 million, an increase of 53% YoY. Excluding the non-recurring impact of the litigation settlement, revenue increased 45% YoY from antenna systems products, higher deliveries of commercial air IFC terminals and the full quarter impact of Inmarsat.

Adjusted EBITDA

Commercial Networks Q2 FY2024 Adjusted EBITDA was $66 million. Excluding the non-recurring impact of the litigation settlement, Adjusted EBITDA was a loss of $21 million, which is 31% lower than the loss in the prior period. Reduced R&D expenditures were also a contributor to the improvement in Adjusted EBITDA.

Shareholder Letter | Q2 Fiscal Year 2024 6

Balance Sheet, Cash Flows and Liquidity

OPERATING CASH FLOW
$ in millions



$188
$89
$50
$104
$219
Q2 FY23
Q3 FY23
Q4 FY23
Q1 FY24
Q2 FY24

Operating Cash Flow

Viasat generated $219 million in operating cash flow during the quarter, an increase of $30 million YoY and $115 million sequentially. The YoY comparison reflects the full quarter contribution from Inmarsat and improved operating results, partially offset by increased working capital and decreased operating cash flow associated with the divestiture of the Link-16 TDL business in Q4 FY2023. The sequential comparison primarily reflects the full quarter contribution from Inmarsat (compared to one month in the prior period) and improved operating results, partially offset by increased working capital driven primarily by the recognition of deferred revenue.

CAPITAL EXPENDITURE
$ in millions



$284
$296
$314
$375
$366
Q2 FY23
Q3 FY23
Q4 FY23
Q1 FY24
Q2 FY24

Capital Expenditure

Q2 FY2024 capital expenditures were $366 million, an increase of 29% YoY. The YoY increase was primarily due to the full quarter contribution from Inmarsat. Excluding Inmarsat's contribution, capital expenditures were down 8% YoY and 16% sequentially. The YoY and sequential declines primarily reflect lower satellite expenditures as ViaSat-3 F2 and F3 near completion.

NET DEBT & NET LEVERAGE RATIO[2]
$ in billions (except net leverage)



4.2x
4.7x
2.0x
3.9x
3.7x
$2.6
$2.8
$1.1
$5.5
$5.6
Q2 FY23
Q3 FY23
Q4 FY23
Q1 FY24
Q2 FY24

Debt and Leverage

Viasat ended Q2 FY2024 with $3.3 billion in available liquidity, which consisted of $1.96 billion in cash and cash equivalents and $1.3 billion of combined borrowing ability under our two undrawn revolving credit facilities. Net debt was $5.6 billion at the end of Q2 FY2024 (including Inmarsat) and our net leverage ratio declined sequentially to 3.7x of estimated combined LTM Adjusted EBITDA[2].

During the quarter we extended the maturity of Viasat's revolving credit facility for a period of five years, with $647.5 million in revolver commitments.

Shareholder Letter | Q2 Fiscal Year 2024 7

FY2024 Outlook In our first full quarter as a combined company, we maintained strong financial performance and new business momentum across both predecessor companies. The decrease in ViaSat-3 F1 bandwidth due to the antenna anomaly does delay the previously planned growth in our fixed broadband business, but we have confidence in applying its usable capacity to our growing mobility business. As a result, we continue to believe we will deliver growth over the near- and long-term. Additionally, our integration program and other decisions we have made regarding capital expenditures given our wider suite of satellite assets are expected to accelerate our timing to achieving positive free cash flow relative to our view immediately following the anomaly. As a reminder, we closed on the acquisition of Inmarsat on May 30, 2023. To facilitate comparability, Inmarsat’s financial results are included with Viasat’s on a combined basis in our YoY comparisons below for FY2023 and FY2024. Outlook for our expected actual results in FY2024 reflect 10 months of Inmarsat contributions only. › For FY2024 we expect YoY revenue growth in the high single-digit percentages over the combined revenue of Viasat and Inmarsat in FY2023. Viasat expects FY2024 actual revenue to rise to a range of $4.10 billion to $4.25 billion (which includes 10 months of Inmarsat contributions). › For FY2024 we expect YoY Adjusted EBITDA growth in the mid-single-digit percentages over FY2023 estimated combined Adjusted EBITDA2, excluding the one-time benefits from the litigation settlement of $51 million in Q2 FY2023 and $86 million in Q2 FY2024. Excluding the non-recurring contribution to Adjusted EBITDA from the litigation settlement, Viasat expects actual FY2024 Adjusted EBITDA to increase to a range of $1.25 billion to $1.30 billion (which includes 10 months of Inmarsat contributions). › Satellite Services revenue is expected to grow modestly in FY2024, supported by growth in IFC, business aviation and maritime, offset by lower U.S. fixed broadband revenue. Satellite Services margins are expected to improve relative to margins for Viasat and Inmarsat on a combined basis for FY2023. › Government Systems revenue is expected to grow strongly in FY2024, with increasing contributions from sales of encryption products and as government service revenue scales. Government Systems revenue visibility for the remainder of FY2024 is supported by backlog of over $1.0 billion, alongside growing recurring government service revenue contributions from Inmarsat. › Commercial Networks revenue is expected to grow strongly in FY2024 with solid contributions from IFC terminal deliveries and strength in advanced ground antenna systems. › Net leverage is expected to increase modestly by the end of FY2024 as cash balances are partially used to fund capital expenditures. Despite the anomaly-induced impacts to our fixed broadband business, we continue to expect to grow revenue and Adjusted EBITDA again in FY2025 (assuming a full 12 months of Inmarsat in FY2024). The diversity of our combined business, our current assessment of the operational performance of ViaSat-3 F1 and the recently announced cost reduction actions underpin our outlook. Capital expenditures for FY2025 are expected to drop to a range of $1.4 billion to $1.5 billion (excluding the benefit from insurance recoveries). This expected Adjusted EBITDA growth along-side declining capital expenditures – including the decision not to build a replacement for ViaSat-3 F1 – enabled us to restore our free cash flow inflection point target to the first half of calendar 2025 from our prior view of the second half of calendar 2025. Our momentum; a rapidly growing market for broadband mobility services; exciting prospects in L-band for enhanced Mobile Satellite Services, IoT, and ultimately Direct to Device (D2D); and upcoming satellite launches all contribute to very attractive growth opportunities well beyond 2025. Sincerely, Mark Dankberg    Guru Gowrappan

Endnotes 1. A reconciliation of Adjusted EBITDA to net income (loss) attributable to Viasat, Inc. is provided at the end of this letter. For all three segments Adjusted EBITDA includes certain corporate and other indirect costs previously allocated to the discontinued operations that have been reallocated across all three segments for Q2 FY2023 and Q3 FY2023. 2. Net leverage ratio is defined as principal amount of total debt less cash and cash equivalents and short-term investments divided by estimated combined LTM Adjusted EBITDA for the twelve-month period ended September 30, 2023. Estimated combined LTM Adjusted EBITDA is calculated by combining Viasat’s LTM Adjusted EBITDA from continuing operations for the applicable period (which includes Adjusted EBITDA of Inmarsat for period subsequent to the acquisition) and the estimated Adjusted EBITDA of Inmarsat for periods through the closing of the Inmarsat acquisition (which, for the net leverage ratio is the eight months ended May 30, 2023, and for the YoY Adjusted EBITDA growth outlook, is the twelve months ended March 31, 2023 (for FY2023) and the two months ended May 30, 2023 (for FY2024)). See “Use of Non-GAAP Financial Information” for additional information

Forward Looking Statements This shareholder letter contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include, among others, statements that refer to the expected benefits, synergies, cost savings, growth opportunities and other financial and operating benefits of the Inmarsat acquisition and the quantum and timing thereof; the expected performance of the ViaSat-3 F1 satellite, including the extent and impact of the reflector deployment issue on the ViaSat-3 F1 satellite, the timing of conclusion of the investigation thereof and any potential corrective or mitigating measures that may be undertaken for the ViaSat-3 F1 satellite or any subsequent satellite; insurance claims or proceeds that may be made or recoverable in connection with the ViaSat-3 F1 and Inmarsat-6 F2 satellites and the timing thereof; the performance and anticipated benefits of our existing and future satellites (including the ViaSat F2 and F3 satellites); satellite construction and launch activities generally, including expectations regarding completion, launch, deployment, commencement of commercial service and performance of existing satellites under construction (including the ViaSat F2 and F3 satellites) and capacity constraints prior to commencement of commercial service; the ability to continue to service mobility customer demands; projections of earnings, revenue, Adjusted EBITDA, net leverage, free cash flow, capital investments, costs, expected cost savings and synergies, or other financial items, including financial guidance and outlook and expectations for performance and results of operations in FY2024 and beyond; anticipated trends in our business or key markets; the ability to capitalize on backlog and awards received and unawarded IDIQ contract vehicles; future economic conditions; the development, demand, customer acceptance and anticipated performance of technologies, products or services; our plans, objectives and strategies for future operations; statements regarding existing and prospective orders from current and new IFC customers; and other characterizations of future events or circumstances, are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ materially include: risks that the Inmarsat acquisition disrupts current plans and operations or diverts management’s attention from our business; the effect of the Inmarsat acquisition on our ability to retain and hire key personnel and maintain relationships with our customers, suppliers and others with whom we do business; our ability to successfully integrate the operations, technologies and employees of Inmarsat; the ability to realize anticipated benefits and synergies of the Inmarsat acquisition, including the expectation of enhancements to our products and services, greater revenue or growth opportunities, operating efficiencies and cost savings; the ability to ensure continued performance and market growth of our business following the closing of the Inmarsat acquisition; risks associated with the construction, launch and operation of satellites, including the effect of any anomaly, operational failure or degradation in satellite performance; our ability to realize the anticipated benefits of our existing and future satellites; unexpected expenses related to our satellite projects; our ability to successfully implement our business plan for our broadband services on our anticipated timeline or at all; capacity constraints in our business in the lead-up to the launch of commercial services on new satellites; our ability to successfully develop, introduce and sell new technologies, products and services; audits by the U.S. Government; changes in the global business environment and economic conditions; delays in approving U.S. Government budgets and cuts in government defense expenditures; our reliance on U.S. Government contracts, and on a small number of contracts which account for a significant percentage of our revenues; reduced demand for products and services as a result of continued constraints on capital spending by customers; changes in relationships with, or the financial condition of, key customers or suppliers; our reliance on a limited number of third parties to manufacture and supply our products; increased competition; introduction of new technologies and other factors affecting the communications and defense industries generally; the effect of adverse regulatory changes (including changes affecting spectrum availability or permitted uses) on our ability to sell or deploy our products and services; changes in the way others use spectrum; our inability to access additional spectrum, use spectrum for additional purposes, and/or operate satellites at additional orbital locations; competing uses of the same spectrum or orbital locations that we utilize or seek to utilize; the effect of recent changes to U.S. tax laws; our level of indebtedness and ability to comply with applicable debt covenants; our involvement in litigation, including intellectual property claims and litigation to protect our proprietary technology; and our dependence on a limited number of key employees. In addition, please refer to the risk factors contained in our SEC filings available at www. sec.gov, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to revise or update any forward-looking statements for any reason

Use of Non-GAAP Financial Information To supplement Viasat’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Viasat uses non-GAAP net income (loss) attributable to Viasat, Inc. and Adjusted EBITDA, measures Viasat believes are appropriate to enhance an overall understanding of Viasat’s past financial performance and prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting and facilitates comparisons to Viasat’s historical operating results. Further, these non-GAAP results are among the primary indicators that management uses as a basis for evaluating the operating performance of our segments, allocating resources to such segments, planning and forecasting in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation of specific adjustments to GAAP results is provided in the tables below. In addition, we have included estimations of Adjusted EBITDA of the Inmarsat business for certain periods to enhance investors’ understanding of the contribution of the newly acquired Inmarsat business to Viasat’s overall financial performance. Inmarsat’s stand-alone results of operations are reported in accordance with International Financial Reporting Standards (IFRS) and not GAAP in accordance with the requirements of Inmarsat’s debt instruments. However, to facilitate comparability with statements regarding Viasat’s overall Adjusted EBITDA, these estimations of Inmarsat’s Adjusted EBITDA have been prepared using the same methodology and adjustments as used in the calculation of Viasat’s overall Adjusted EBITDA. However, as IFRS differs from GAAP in a number of important respects, readers are cautioned not to place undue reliance on these estimations, which have been prepared for illustrative purposes only. In addition, for purposes of calculating our net leverage ratio as of September 30, 2023, we use estimated combined LTM Adjusted EBITDA for the twelve months ended September 30, 2023. In addition, to facilitate comparability of YoY Adjusted EBITDA in our outlook, we use estimated combined Adjusted EBITDA for FY2023 and FY2024. Estimated combined Adjusted EBITDA for the twelve months ended September 30, 2023, FY2023 and FY2024 represents Adjusted EBITDA of Viasat and estimated Adjusted EBITDA of Inmarsat (for periods prior to the Inmarsat acquisition) for the applicable twelve-month period on a combined basis, as if the Inmarsat acquisition had occurred on the first day of such period. Such presentation does not conform to GAAP or the Securities and Exchange Commission rules for pro forma presentations; however, we have included these combined results solely for purposes of presenting our net leverage ratio as of September 30, 2023 and to facilitate comparability of our outlook for Adjusted EBITDA growth YoY (which otherwise would not provide a comparable presentation). This estimated combined financial information is unaudited and does not include any pro forma adjustments to reflect the Inmarsat acquisition and related transactions. Estimated combined LTM Adjusted EBITDA has been prepared by management for illustrative purposes only in connection with our presentation of net leverage ratio and to facilitate comparability of our outlook for Adjusted EBITDA growth YoY and does not purport to be indicative of what the combined company’s results of operations would have been if the Inmarsat acquisition and related transactions had occurred at the beginning of the period presented. In addition, the combined financial information does not reflect non-recurring charges incurred in connection with the Inmarsat acquisition, nor any cost savings and synergies expected to result from the Inmarsat acquisition (and associated costs to achieve such savings or synergies), nor any costs associated with severance or integration activities resulting from the Inmarsat acquisition. Copyright © 2023 Viasat, Inc. All rights reserved. Viasat, the Viasat logo and the Viasat signal are registered trademarks of Viasat, Inc. All other product or company names mentioned are used for identification purposes only and may be trademarks of their respective owners.

Viasat Second Quarter Fiscal Year 2024 Results

Financial Results

(In millions, except per share data)	Q2FY24	Q2FY23	Year-Over-Year Change	First 6 Months FY24	First 6 Months FY23	Year-Over-Year Change
Revenues from continuing operations	$1,225.4	$663.6	85%	$2,005.2	$1,238.6	62%
Revenues from discontinued operations	—	$81.3	**	—	$184.4	**
Total	$1,225.4	$744.8	65%	$2,005.2	$1,423.0	41%
Net income (loss) (1), (8)	($767.2)	($48.2)	*	($844.2)	($69.8)	*
Non-GAAP net income (loss) (1), (8)	$149.7	($13.6)	*	$149.3	($3.0)	*
Adjusted EBITDA (8)	$486.3	$188.3	158%	$669.6	$320.1	109%
Diluted per share net income (loss) (1), (8)	($6.16)	($0.64)	863%	($7.75)	($0.93)	733%
Non-GAAP diluted per share net income (loss) (1), (2), (8)	$1.19	($0.18)	*	$1.35	($0.04)	*
Fully diluted weighted average shares (2)	124.5	75.8	64%	108.9	75.3	45%

New contract awards (3), (6)	$1,019.3	$1,114.7	(9)%	$1,822.3	$1,897.3	(4)%
Sales backlog from continuing operations (4)	$3,644.2	$1,781.7	105%	$3,644.2	$1,781.7	105%
Sales backlog from discontinued operations (4)	—	$588.6	**	—	$588.6	**
Total (4)	$3,644.2	$2,370.3	54%	$3,644.2	$2,370.3	54%
Segment Results
(In millions)	Q2FY24	Q2FY23	Year-Over-Year Change	First 6 Months FY24	First 6 Months FY23	Year-Over-Year Change
Satellite Services
New contract awards (3)	$525.3	$307.5	71%	$903.9	$624.8	45%
Revenues	$585.3	$300.5	95%	$983.8	$612.6	61%
Operating profit (loss) (5), (7)	($832.0)	($6.1)	*	($820.6)	($4.7)	*
Adjusted EBITDA (7)	$302.2	$91.7	229%	$455.2	$193.2	136%

Commercial Networks
New contract awards	$113.9	$239.8	(52)%	$223.4	$382.0	(42)%
Revenues	$275.2	$180.0	53%	$423.8	$292.8	45%
Operating profit (loss) (5), (7)	$43.1	($0.8)	*	($3.6)	($50.2)	(93)%
Adjusted EBITDA (7)	$65.9	$20.8	217%	$37.8	($7.2)	*

Government Systems
New contract awards (6)	$380.1	$567.4	(33)%	$695.0	$890.5	(22)%
Revenues from continuing operations	$364.9	$183.0	99%	$597.6	$333.2	79%
Revenues from discontinued operations	—	$81.3	**	—	$184.4	**
Total	$364.9	$264.2	38%	$597.6	$517.6	15%
Operating profit (loss) from continuing operations (5), (7)	$65.7	$18.9	247%	$87.2	$17.8	389%
Operating profit (loss) from discontinued operations (5)	—	$22.3	**	—	$51.9	**
Operating profit (loss) (5), (7)	$65.7	$41.2	59%	$87.2	$69.7	25%
Adjusted EBITDA (7), (8)	$118.3	$75.7	56%	$176.6	$134.1	32%
Adjusted EBITDA from continuing operations (7)	$118.3	$44.4	166%	$176.6	$68.8	157%

(1)	Attributable to Viasat, Inc. common stockholders.
(2)

As the three and six months ended September 30, 2023 and September 30, 2022, financial information resulted in a net loss from continuing operations, the weighted average number of shares used to calculate basic and diluted net loss per share is the same, as diluted shares would be anti-dilutive. However, as the non-GAAP financial information for the three and six months ended September 30, 2023 resulted in non-GAAP net income, 125.6 million and 110.3 million, respectively, diluted weighted average number of shares were used instead to calculate non-GAAP diluted net income per share.

(3)	Awards exclude future revenue under recurring consumer commitment arrangements.
(4)

Amounts include certain backlog adjustments due to contract changes and amendments. Our backlog includes contracts with subscribers for fixed broadband services in our satellite services segment. Backlog does not include anticipated purchase orders and requests for the installation of in-flight connectivity systems or future recurring in-flight internet service revenues under our commercial in-flight internet agreements in our Commercial Networks and Satellite Services segments, respectively.

(5)	Before corporate and amortization of acquired intangible assets.
(6)	Amounts include awards from discontinued operations of $226.4 million and $344.4 million for the three and six months ended September 30, 2022, respectively.
(7)

These amounts were restated to include certain corporate and other indirect costs previously allocated to the discontinued business that have been reallocated across all three segments for the three and six months ended September 30, 2022.

(8)	Amounts include both continuing and discontinued operations for the three and six months ended September 30, 2022, respectively.
*	Percentage not meaningful.
**	Amounts are not comparable due to the Link-16 TDL Sale.

Shareholder Letter | Q2 Fiscal Year 2024            12

Viasat Second Quarter Fiscal Year 2024 Results (cont.)

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three months ended		Six months ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Revenues:
Product revenues	$401,729	$260,959	$638,101	$433,454
Service revenues	823,686	402,600	1,367,105	805,161

Total revenues	1,225,415	663,559	2,005,206	1,238,615

Operating expenses:
Cost of product revenues	254,020	174,185	451,098	323,301
Cost of service revenues	512,270	267,703	860,103	536,368
Selling, general and administrative (1)	1,148,989	177,191	1,368,570	348,816
Independent research and development	33,429	32,416	62,433	67,181
Amortization of acquired intangible assets	81,374	7,379	109,185	14,902

Income (loss) from operations	(804,667)	4,685	(846,183)	(51,953)
Interest (expense) income, net	(53,671)	2,171	(90,421)	(3,579)
Other income, net	—	87	—	1,098

Income (loss) from continuing operations before income taxes	(858,338)	6,943	(936,604)	(54,434)
(Provision for) benefit from income taxes from continuing operations	93,077	(76,646)	93,610	(53,833)
Equity in income (loss) of unconsolidated affiliates, net	(502)	(40)	329	(40)

Net income (loss) from continuing operations	(765,763)	(69,743)	(842,665)	(108,307)
Net income (loss) from discontinued operations, net of tax	—	22,187	—	39,712

Net income (loss)	(765,763)	(47,556)	(842,665)	(68,595)

Less: net income (loss) attributable to noncontrolling interest, net of tax	1,475	684	1,577	1,209

Net income (loss) attributable to Viasat, Inc.	$(767,238)	$(48,240)	$(844,242)	$(69,804)

Diluted net income (loss) per share attributable to Viasat, Inc. common stockholders	$(6.16)	$(0.64)	$(7.75)	$(0.93)

Diluted common equivalent shares (2)	124,529	75,758	108,903	75,313

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT, INC.

ON A GAAP BASIS AND NON-GAAP BASIS IS AS FOLLOWS:

(In thousands, except per share data)	Three months ended		Six months ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
GAAP net income (loss) attributable to Viasat, Inc.	$(767,238)	$(48,240)	$(844,242)	$(69,804)
Amortization of acquired intangible assets	81,374	7,379	109,185	14,902
Stock-based compensation expense	21,718	22,574	43,470	43,806
Acquisition and transaction related expenses (3)	37,451	14,947	65,186	28,019
Satellite impairment and related charges, net	900,000	—	900,000	—
Income tax effect (4)	(123,634)	(10,232)	(124,312)	(19,944)

Non-GAAP net income (loss) attributable to Viasat, Inc. (5)	$149,671	$(13,572)	$149,287	$(3,021)

Non-GAAP diluted net income (loss) per share attributable to Viasat, Inc. common stockholders	$1.19	$(0.18)	$1.35	$(0.04)

Diluted common equivalent shares (2)	125,608	75,758	110,254	75,313

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT, INC.

AND ADJUSTED EBITDA IS AS FOLLOWS:

(In thousands)	Three months ended		Six months ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
GAAP net income (loss) attributable to Viasat, Inc.	$(767,238)	$(48,240)	$(844,242)	$(69,804)
Provision for (benefit from) income taxes	(93,077)	76,758	(93,610)	65,996
Interest expense (income), net	53,671	(2,171)	90,421	3,579
Depreciation and amortization	333,765	124,400	508,344	248,487
Stock-based compensation expense	21,718	22,574	43,470	43,806
Acquisition and transaction related expenses (3)	37,451	14,947	65,186	28,019
Satellite impairment and related charges, net	900,000	—	900,000	—

Adjusted EBITDA (5)	$486,290	$188,268	$669,569	$320,083

(1)	Amounts include satellite impairment and relates charges, net, of $900 million for the three and six months ended September 30, 2023.
(2)

As the three and six months ended September 30, 2023 and September 30, 2022, financial information resulted in a net loss from continuing operations, the weighted average number of shares used to calculate basic and diluted net loss per share is the same, as diluted shares would be anti-dilutive. However, as the non-GAAP financial information for the three and six months ended September 30, 2023 resulted in non-GAAP net income, diluted weighted average number of shares were used instead to calculate non-GAAP diluted net income per share.

(3)	Costs typically consist of acquisition, integration, and disposition related costs.
(4)	The income tax effect is calculated using the tax rate applicable for the non-GAAP adjustments.
(5)	Amounts include both continuing and discontinued operations for the three and six months ended September 30, 2022.

Shareholder Letter | Q2 Fiscal Year 2024            13

Viasat Second Quarter Fiscal Year 2024 Results (cont.)

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT, INC.

AND ADJUSTED EBITDA FROM CONTINUING OPERATIONS IS AS FOLLOWS:

(In thousands)	Three months ended		Six months ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
GAAP net income (loss) from continuing operations attributable to Viasat, Inc.	$(767,238)	$(70,427)	$(844,242)	$(109,516)
Provision for (benefit from) income taxes	(93,077)	76,646	(93,610)	53,833
Interest expense (income), net	53,671	(2,171)	90,421	3,579
Depreciation and amortization	333,765	121,024	508,344	241,681
Stock-based compensation expense	21,718	21,875	43,470	42,139
Acquisition and transaction related expenses (3)	37,451	9,993	65,186	23,065
Satellite impairment and related charges, net	900,000	—	900,000	—

Adjusted EBITDA from continuing operations	$486,290	$156,940	$669,569	$254,781

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT, INC.

AND ADJUSTED EBITDA FROM DISCONTINUED OPERATIONS IS AS FOLLOWS:

(In thousands)	Three months ended		Six months ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
GAAP net income (loss) from discontinued operations attributable to Viasat, Inc.	$—	$22,187	$—	$39,712
Provision for (benefit from) income taxes	—	112	—	12,163
Depreciation and amortization	—	3,376	—	6,806
Stock-based compensation expense	—	699	—	1,667
Acquisition and transaction related expenses (3)	—	4,954	—	4,954

Adjusted EBITDA from discontinued operations	$—	$31,328	$—	$65,302

Shareholder Letter | Q2 Fiscal Year 2024            14

Viasat Second Quarter Fiscal Year 2024 Results (cont.)

AN ITEMIZED RECONCILIATION BETWEEN SEGMENT OPERATING PROFIT (LOSS) FROM CONTINUING OPERATIONS BEFORE

CORPORATE AND AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS AND ADJUSTED EBITDA IS AS FOLLOWS:

(In thousands)

	Three months ended September 30, 2023				Three months ended September 30, 2022
	Satellite Services	Commercial Networks	Government Systems	Total	Satellite Services	Commercial Networks	Government Systems	Total
Segment operating profit (loss) before corporate and amortization of acquired intangible assets	$(832,046)	$43,083	$65,670	$(723,293)	$(6,066)	$(796)	$18,926	$12,064
Depreciation (6)	199,120	9,017	28,424	236,561	76,663	10,960	11,682	99,305
Stock-based compensation expense	7,389	7,598	6,731	21,718	7,553	7,456	6,866	21,875
Other amortization	7,387	3,599	4,844	15,830	7,773	2,752	3,815	14,340
Acquisition and transaction related expenses (3)	20,869	2,553	14,029	37,451	5,914	333	3,746	9,993
Satellite impairment and related charges, net	900,000	—	—	900,000	—	—	—	—
Other income, net	—	—	—	—	—	87	—	87
Equity in income (loss) of unconsolidated affiliates, net	(502)	—	—	(502)	(40)	—	—	(40)
Noncontrolling interest	(60)	—	(1,415)	(1,475)	(60)	—	(624)	(684)

Adjusted EBITDA from continuing operations	$302,157	$65,850	$118,283	$486,290	$91,737	$20,792	$44,411	$156,940

Adjusted EBITDA from discontinued operations (7)	—	—	—	—	—	—	31,328	31,328

Adjusted EBITDA (7)	$302,157	$65,850	$118,283	$486,290	$91,737	$20,792	$75,739	$188,268

	Six months ended September 30, 2023				Six months ended September 30, 2022
	Satellite Services	Commercial Networks	Government Systems	Total	Satellite Services	Commercial Networks	Government Systems	Total
Segment operating profit (loss) before corporate and amortization of acquired intangible assets	$(820,608)	$(3,629)	$87,239	$(736,998)	$(4,721)	$(50,176)	$17,846	$(37,051)
Depreciation (6)	308,689	16,913	42,970	368,572	154,037	21,533	23,120	198,690
Stock-based compensation expense	14,648	15,054	13,768	43,470	14,585	14,624	12,930	42,139
Other amortization	14,941	6,908	8,738	30,587	15,817	5,177	7,095	28,089
Acquisition and transaction related expenses (3)	37,332	2,557	25,297	65,186	13,689	523	8,853	23,065
Satellite impairment and related charges, net	900,000	—	—	900,000	—	—	—	—
Other income, net	—	—	—	—	—	1,098	—	1,098
Equity in income (loss) of unconsolidated affiliates, net	329	—	—	329	(40)	—	—	(40)
Noncontrolling interest	(120)	—	(1,457)	(1,577)	(120)	—	(1,089)	(1,209)

Adjusted EBITDA from continuing operations	$455,211	$37,803	$176,555	$669,569	$193,247	$(7,221)	$68,755	$254,781

Adjusted EBITDA from discontinued operations (7)	—	—	—	—	—	—	65,302	65,302

Adjusted EBITDA (7)	$455,211	$37,803	$176,555	$669,569	$193,247	$(7,221)	$134,057	$320,083

(6)	Depreciation expenses not specifically recorded in a particular segment have been allocated based on other indirect allocable costs, which management believes is a reasonable method.

(7)	A reconciliation of Adjusted EBITDA and Adjusted EBITDA from discontinued operations is presented on the previous pages.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	As of	As of
Assets	September 30, 2023	March 31, 2023

Current assets:
Cash and cash equivalents	$1,961,583	$1,348,854
Restricted cash	7,184	30,532
Accounts receivable, net	664,482	419,934
Inventories	345,602	268,563
Prepaid expenses and other current assets	1,080,343	176,629

Total current assets	4,059,194	2,244,512

Property, equipment and satellites, net	7,708,056	4,378,283
Operating lease right-of-use assets	422,959	281,757
Other acquired intangible assets, net	2,771,837	201,205
Goodwill	1,375,542	158,542
Other assets	734,456	466,038

Total assets	$17,072,044	$7,730,337

	As of	As of
Liabilities and Equity	September 30, 2023	March 31, 2023

Current liabilities:
Accounts payable	$388,582	$271,548
Accrued and other liabilities	1,098,184	647,232
Current portion of long-term debt	62,630	37,939

Total current liabilities	1,549,396	956,719

Senior notes	4,333,129	1,689,186
Other long-term debt	2,895,200	732,315
Non-current operating lease liabilities	397,494	273,006
Other liabilities	2,669,122	218,542

Total liabilities	11,844,341	3,869,768

Total Viasat Inc. stockholders’ equity	5,189,966	3,824,310
Noncontrolling interest in subsidiary	37,737	36,259

Total equity	5,227,703	3,860,569

Total liabilities and equity	$17,072,044	$7,730,337

Shareholder Letter | Q2 Fiscal Year 2024            15

Viasat Financial Reconciliation Prior Periods

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT, INC.

AND ADJUSTED EBITDA IS AS FOLLOWS:

(In thousands)	Three months ended
	June 30, 2023	March 31, 2023	December 31, 2022
GAAP net income (loss) attributable to Viasat, Inc.	$(77,004)	$1,196,838	$(42,228)
Provision for (benefit from) income taxes	(533)	393,922	14,656
Interest expense (income), net	36,750	(4,504)	8,222
Depreciation and amortization	174,579	126,897	124,993
Stock-based compensation expense	21,752	19,518	21,135
Acquisition and transaction related expenses (1)	27,735	53,416	12,113
Gain on the Link-16 TDL Sale	—	(1,661,891)	—

Adjusted EBITDA (2)	$183,279	$124,196	$138,891

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT, INC. AND ADJUSTED EBITDA FROM CONTINUING OPERATIONS IS AS FOLLOWS:
(In thousands)	Three months ended
	June 30, 2023	March 31, 2023	December 31, 2022
GAAP net income (loss) from continuing operations attributable to Viasat, Inc.	$(77,004)	$(61,504)	$(46,561)
Provision for (benefit from) income taxes	(533)	(9,627)	5,212
Interest expense (income), net	36,750	(4,504)	8,222
Depreciation and amortization	174,579	126,897	124,993
Stock-based compensation expense	21,752	19,518	20,455
Acquisition and transaction related expenses (1)	27,735	53,416	9,815

Adjusted EBITDA from continuing operations	$183,279	$124,196	$122,136

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT, INC. AND ADJUSTED EBITDA FROM DISCONTINUED OPERATIONS IS AS FOLLOWS:
(In thousands)	Three months ended
	June 30, 2023	March 31, 2023	December 31, 2022
GAAP net income (loss) from discontinued operations attributable to Viasat, Inc.	$—	$1,258,342	$4,333
Provision for (benefit from) income taxes	—	403,549	9,444
Stock-based compensation expense	—	—	680
Acquisition and transaction related expenses (1)	—	—	2,298
Gain on the Link-16 TDL Sale	—	(1,661,891)	—

Adjusted EBITDA from discontinued operations	$—	$—	$16,755

(1)	Costs typically consist of acquisition, integration, and disposition related costs.

(2)	Amounts include both continuing and discontinued operations, excluding the Q4 FY2023 gain on the Link-16 TDL Sale.

Shareholder Letter | Q2 Fiscal Year 2024            16